Exhibit 99.2

Chart Industries Acquires 15% Ownership of HTEC Hydrogen Technology & Energy Corporation and Signs Strategic Commercial Hydrogen MOU

Atlanta, Georgia – December 15, 2020 – Chart Industries, Inc. (“Chart”) (NASDAQ: GTLS), a leading global manufacturer of liquefaction and cryogenic equipment serving multiple applications in the energy and industrial gas end markets, including hydrogen, today announced the completion of an investment in HTEC Hydrogen Technology & Energy Corporation (“HTEC”) in the amount of CAD $20 million for 15.6% of its capital stock on a fully-diluted basis.

HTEC designs, builds, and operates hydrogen fuel supply solutions to support the deployment of hydrogen fuel cell electric vehicles. It has significant hydrogen development experience in the Canadian market, with signed contracts for numerous projects across the country. With HTEC’s existing retail fueling station networks, heavy-duty fueling station experience and electrolysis opportunities in British Columbia, Quebec and Alberta, this investment achieves both criteria for our strategic inorganic investments in clean energy, specialty markets and repair and service:

•	First, the investment brings access to customers and commercial projects that could not be accessed without significant organic investment.

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Second, the investment brings access to regions / geographies for the respective products and applications that otherwise could not readily be accessed due to lack of product experience in the region, certification requirements, or government funding and relationships.

In conjunction with this strategic investment, Chart and HTEC also executed a binding commercial Memorandum of Understanding (“MOU”). The MOU establishes the commercial collaboration and equipment supply arrangements for Chart to supply HTEC projects. HTEC’s strong customer base, including Shell, 7 Eleven, Toyota and Hyundai, along with its solid relationships with Canadian governments will help facilitate opportunities to expand Chart’s equipment presence both geographically and across global customers.

“This investment in and commercial agreement with HTEC is yet another step in expanding our high-growth products and businesses within Chart, specifically clean energy and specialty products and markets,” stated Jill Evanko, Chart’s CEO and President. “We are excited to have a more significant presence in Canada, a country with a federal government as well as provincial governments committing substantial funding to boosting the hydrogen fuel sector including a National Hydrogen Strategy to be released before year-end.”

“Strategic collaborations, like the one we’re thrilled to be announcing today with Chart, have been a critical part of our company’s evolution,” says Colin Armstrong, HTEC’s President and CEO. “We are proud to work with Chart and are excited about the range of products they offer that will play a key role in the global push towards more sustainable energy systems.”

Included at the end of this release is a supplemental presentation that further describes the investment. This investment provides further opportunities to achieve a significant portion of our addressable market of $1.1 billion for Chart’s quickly growing hydrogen business by 2023. Fourth quarter to date (October 1, 2020 through December 11, 2020), Chart has booked record hydrogen equipment orders totaling $18.1 million, an 85% sequential increase over the third quarter of 2020, and we expect this trend to continue.

Winston & Strawn LLP and Stikeman Elliott LLP served as legal advisors to Chart on the HTEC transaction. Fort Capital Partners acted as financial advisor to HTEC on the transaction, and Blake, Cassels & Graydon LLP as legal counsel.

Chart will hold an investor call to discuss today’s announcement on Tuesday, December 15, 2020 at 9:30am eastern time. Participants may join the conference call by dialing (877) 312-9395 in the U.S. or (970) 315-0456 from outside the U.S., entering conference ID 9077086. Please log-in or dial-in at least five minutes prior to the start time. A taped replay of the conference call will be archived on the Company’s website, www.chartindustries.com. You may also listen to a recorded replay of the conference call by dialing (855) 859-2056 in the U.S. or (404) 537-3406 outside the U.S. and entering Conference ID 9077086.

About Chart Industries, Inc.

Chart Industries, Inc. is a leading independent global manufacturer of highly engineered equipment servicing multiple applications in the Energy and Industrial Gas markets. Our unique product portfolio is used in every phase of the liquid gas supply chain, including upfront engineering, service and repair. Being at the forefront of the clean energy transition, Chart is a leading provider of technology, equipment and services related to liquefied natural gas, hydrogen, biogas and CO2 Capture amongst other applications. We are committed to excellence in environmental, social and corporate governance (ESG) issues both for our company as well as our customers. With over 25 global locations from the United States to Asia, Australia, India, Europe and South America, we maintain accountability and transparency to our team members, suppliers, customers and communities. To learn more, visit www.Chartindustries.com.

About HTEC

HTEC is unlocking the potential of hydrogen to reduce climate change and air pollution. The company designs, builds and operates hydrogen fuel supply solutions to support the deployment of hydrogen fuel cell electric vehicles. Partnering with government, industrial gas companies, key equipment suppliers, automotive companies, and energy companies, HTEC is delivering safe, reliable, convenient, sustainable and low-cost hydrogen to customers and consumers, how, when and where they need it.HTEC: Fueling the Drive to Hydrogen. www.htec.ca

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s business plans, including statements regarding completed acquisitions, cost synergies and efficiency savings, objectives, future orders, revenues, margins, earnings or performance, liquidity and cash flow, capital expenditures, business trends, governmental initiatives, including executive orders and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of such terms or comparable terminology.

Forward-looking statements contained in this press release or in other statements made by the Company are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those matters expressed or implied by forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include: the Company’s ability to successfully integrate recent acquisitions and achieve the anticipated revenue, earnings, accretion and other benefits from these acquisitions; risks relating to the recent outbreak and continued uncertainty associated with the coronavirus (COVID-19) and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K filed with the SEC and Quarterly Reports on Form 10-Q, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement.

For more information on, click here:

http://ir.chartindustries.com/

Investor Relations Contact:

Wade Suki

Director of Investor Relations

832-524-7489

wade.suki@chartindustries.com

For more information on HTEC, click here:

https://www.htec.ca/

HTEC Contact:

Shannon Halliday

VP, Sales & Marketing

604-904-0412 ext. 123

shalliday@htec.ca